Filed pursuant to Rule 424(b)(5)
Registration No.	333-278066
333-278066-01
Prospectus Supplement
(To Prospectus dated May 14, 2024)
€3,400,000,000
MSD Netherlands Capital B.V.
(incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands with its official seat (statutaire zetel) in Haarlem, the Netherlands)
Guaranteed on an unsecured senior basis by Merck & Co., Inc., Rahway, N.J., USA
€850,000,000 3.250% Notes due 2032
€850,000,000 3.500% Notes due 2037
€850,000,000 3.700% Notes due 2044
€850,000,000 3.750% Notes due 2054

MSD Netherlands Capital B.V. (the “Issuer”), a wholly-owned finance subsidiary of Merck & Co., Inc., Rahway, N.J., USA (“Parent”), is offering €850,000,000 aggregate principal amount of its 3.250% Notes due 2032 (the “2032 notes”), €850,000,000 aggregate principal amount of its 3.500% Notes due 2037 (the “2037 notes”), €850,000,000 aggregate principal amount of its 3.700% Notes due 2044 (the “2044 notes”) and €850,000,000 aggregate principal amount of its 3.750% Notes due 2054 (the “2054 notes”). The 2032 notes, the 2037 notes, the 2044 notes and the 2054 notes are referred to collectively as the “notes.”
Interest on the notes is payable on May 30 of each year, beginning on May 30, 2025. The 2032 notes will mature on May 30, 2032, the 2037 notes will mature on May 30, 2037, the 2044 notes will mature on May 30, 2044 and the 2054 notes will mature on May 30, 2054.
The Issuer may redeem some or all of the notes of each series at any time at the applicable redemption price set forth in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.” In addition, the notes will be redeemable if certain events occur involving United States and Dutch taxation.
The notes will be the Issuer’s unsecured senior debt obligations and will be fully and unconditionally guaranteed (the “note guarantee”), on an unsecured senior basis by Parent. The notes and the note guarantee will rank equally with all of the Issuer’s and Parent’s other unsecured senior indebtedness, respectively, from time to time outstanding. The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will not be convertible or exchangeable.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to the Issuer(1)
Per 2032 note	99.736%	0.400%	99.336%
Total	€847,756,000	€3,400,000	€844,356,000
Per 2037 note	99.476%	0.450%	99.026%
Total	€845,546,000	€3,825,000	€841,721,000
Per 2044 note	99.555%	0.625%	98.930%
Total	€846,217,500	€5,312,500	€840,905,000
Per 2054 note	99.237%	0.650%	98.587%
Total	€843,514,500	€5,525,000	€837,989,500
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(1)Plus accrued interest from May 30, 2024, if settlement occurs after that date.
Interest on the notes will accrue from May 30, 2024. Application will be made for the notes to be listed on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, the Issuer has no obligation to maintain such listing and may delist the notes at any time. Currently, there is no public market for the notes.
The Issuer expects that delivery of the notes will be made to investors in book-entry form only through the facilities of Clearstream Banking société anonyme (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) as operator of the Euroclear System, on or about May 30, 2024.

Joint Book-Running Managers

Citigroup	BNP PARIBAS	Deutsche Bank
Co-Managers

HSBC	Mizuho	Santander

BBVA	DNB Markets	Société Générale Corporate & Investment Banking	SMBC	US Bancorp	Wells Fargo Securities

Drexel Hamilton	Penserra Securities LLC	R. Seelaus & Co., LLC	Siebert Williams Shank
May 16, 2024

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
ii

ABOUT THIS PROSPECTUS SUPPLEMENT
The Issuer and Parent have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus prepared by the Issuer and Parent or the accompanying prospectus. The Issuer and Parent take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. The Issuer and Parent are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, any related free writing prospectus or the accompanying prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in the Issuer or Parent’s affairs since the date of this prospectus supplement, any related free writing prospectus or the accompanying prospectus, regardless of the time of delivery of such document or any sale of the securities offered hereby and thereby, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information. Unless the context requires otherwise, references to the “prospectus” in this prospectus supplement and the accompanying prospectus mean both this prospectus supplement and the accompanying prospectus combined. References in this prospectus supplement and the accompanying prospectus to “U.S. dollars,” “dollars,” “U.S. $” or “$” are to the currency of the United States of America; and references to “euros” or “€” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
The financial information presented or incorporated by reference into this prospectus supplement and the accompanying prospectus has been prepared in accordance with United States generally accepted accounting principles.
Unless otherwise stated or the context so requires, references in this prospectus supplement to (i) the “Company,” “we,” “us” and “our” are to Merck & Co., Inc., Rahway, N.J., USA and its consolidated subsidiaries, including the Issuer, (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries and (iii) the “Issuer” are to MSD Netherlands Capital B.V.
In connection with the issuance of the notes, BNP Paribas (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. This stabilizing, if commenced, may be discontinued at any time. However, there is no assurance that the Stabilizing Manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on its behalf) in accordance with all applicable laws and rules. See “Underwriting.”
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA (“EEA”)
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/ 65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM (“U.K.”)
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.
MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES (“ECPS”)
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
U.K. MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET
Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA (“U.K. MiFIR”) and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “U.K. distributor”) should take into consideration the manufacturers’ target market assessment; however, an U.K. distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

ENFORCEMENT OF JUDGMENTS
The Issuer is incorporated under the laws of the Netherlands and has its registered seat in the Netherlands.
The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by any court in any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the foreign court rendering that judgment has been based on an internationally acceptable ground and (d) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands, which, inter alia, entails that the judgment is enforceable in accordance with the laws of its country of origin. According to the Dutch Supreme Court (Hoge Raad), this will, inter alia, be lacking when an appeal has been filed which suspends the enforceability of the foreign judgment, when the foreign judgment was annulled by an appellate court and when the foreign judgment specifies it can only be enforced during a certain period that has expired or not yet commenced.
Subject to the to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The enforcement and recognition of judgments of U.S. courts in the Netherlands are subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in euros at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

MERCK & CO., INC., RAHWAY, N.J., USA
Company Overview
We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.
The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.
The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.
On June 2, 2021, we completed the spin-off (the “Spin-Off”) of products from our women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. (“Organon”) through a distribution of Organon’s publicly traded stock to our shareholders. The established brands included in the transaction consisted of dermatology, non-opioid pain management, respiratory, select cardiovascular products, as well as the rest of our diversified brands franchise.
All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck & Co., Inc., Rahway, N.J., USA, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.
Parent is Merck & Co., Inc., Rahway, N.J., USA, and is known as MSD outside the United States and Canada. Merck & Co., Inc., Rahway, N.J., USA is not affiliated with Merck KGaA, Darmstadt, Germany, which has historically operated as EMD Group in the United States.
Parent was incorporated in the State of New Jersey in 1970 and maintains our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is +1 (908) 740-4000. We have a website that is located at www.msd.com. Information available on, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus by reference and should not be considered a part of this prospectus supplement or the accompanying prospectus.
Issuer Overview
The Issuer was incorporated on April 15, 2024 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), under the laws of the Netherlands. The Issuer has its official seat (statutaire zetel) in Haarlem, the Netherlands and its registered office is located at Waarderweg 39, 2031 BN Haarlem, the Netherlands. The Issuer is registered with the Trade Register of the Chamber of Commerce in the Netherlands (Kamer van Koophandel) under number 93598734. The LEI of the Issuer is 724500V56VDH8898Q807. The Issuer is a wholly-owned finance subsidiary of Parent and has no assets or operations other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by Parent. The Issuer’s telephone number is +31-23 5153 153.

Summary Financing Structure
Set forth below is a simplified and summarized structure chart indicating the entities that are the Issuer and the guarantor of the notes. This structure chart is provided for indicative and illustrative purposes only and does not reflect certain intermediate companies between Parent and the Issuer and does not represent all of Parent’s direct or indirect subsidiaries or debt obligations. This structure chart should be read in conjunction with the information contained in this prospectus supplement and the accompanying prospectus.
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*For illustrative purposes only. Certain intermediate companies between Parent and the Issuer are not presented.
**For additional information regarding indebtedness of Parent and its consolidated subsidiaries as of March 31, 2024, see “Capitalization.”

RISK FACTORS
Before acquiring any of the notes, you should carefully consider the following risk factors and the risk factors and assumptions related to us identified or described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference herein, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. The occurrence of any one or more of the foregoing or following risks could materially adversely affect your investment in the notes or our business, financial condition, results of operations or prospects.
The notes and the note guarantee are obligations exclusively of the Issuer and Parent, respectively, and not of Parent’s other subsidiaries, and payment to holders of the notes will be structurally subordinated to the liabilities of Parent’s other subsidiaries.
The Issuer has no assets or operations other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by Parent. The notes are obligations of the Issuer and are not guaranteed by any of Parent’s other subsidiaries and therefore the notes and the note guarantee will be structurally subordinated to all existing and future secured and unsecured indebtedness and other liabilities of Parent’s subsidiaries other than the Issuer. The principal amount of indebtedness of Parent’s subsidiaries other than the Issuer totaled $1.7 billion as of March 31, 2024, substantially all of which Parent has guaranteed. The note guarantee will be structurally subordinated to such subsidiaries’ obligations with respect to that indebtedness, and Parent’s guarantee of that indebtedness will rank pari passu with the note guarantee. In addition, Parent’s obligations under the note guarantee will be structurally subordinated to guarantees by certain of Parent’s subsidiaries other than the Issuer of Parent’s indebtedness. As of March 31, 2024, such subsidiaries also guaranteed $1.0 billion aggregate principal amount of Parent’s existing indebtedness. The terms of the notes, the note guarantee and the indenture do not preclude Parent’s subsidiaries other than the Issuer from incurring debt or other liabilities or providing guarantees that will be structurally senior to the notes.
The notes and note guarantee are the Issuer’s and Parent’s unsecured obligations and will be effectively junior to secured indebtedness that the Issuer or Parent may incur or issue.
The notes and note guarantee will be unsecured obligations. Holders of any secured debt that the Issuer or Parent may incur or issue may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the note guarantee. Holders of the Issuer’s and Parent’s secured debt also would have priority over unsecured creditors in the event of bankruptcy, liquidation or similar proceeding of the Issuer or Parent. In the event of bankruptcy, liquidation or similar proceeding of the Issuer or Parent, holders of the Issuer’s and Parent’s secured debt would be entitled to proceed against their collateral, and the assets securing that collateral may not be available for payment of unsecured debt, including the notes and the note guarantee. As a result, the notes and the note guarantee will be effectively junior to any secured debt that the Issuer or Parent may incur or issue, to the extent of the value of the assets securing such debt.
The Issuer is a finance subsidiary and will depend on Parent or Parent’s other subsidiaries for funds to meet its obligations under the notes.
The Issuer is a finance subsidiary of Parent that conducts no independent operations of its own other than financing activities, and Parent conducts substantially all of its operations through its subsidiaries. The Issuer’s principal sources of funds are its financing activities and the payments to the Issuer by other Parent subsidiaries, and a significant portion of Parent’s source of funds, including funds to make payments pursuant to the note guarantee, is dividends, distributions, loans or other payments from its subsidiaries. None of the subsidiaries of Parent (other than the Issuer) is under any direct obligation to pay or otherwise fund amounts due on the notes or the note guarantee, whether in the form of dividends, distributions, loans or other payments to Parent. In addition, there may be statutory and regulatory limitations on the ability of Parent’s subsidiaries to pay dividends or make distributions to Parent. If the Issuer has insufficient funds from its financing activities and sufficient funds are not able to be transferred to Parent or the Issuer from Parent’s other subsidiaries, or sufficient cash or liquidity is not otherwise available, the

Issuer and Parent may not be able to make principal, premium or interest payments on outstanding debt, including under the notes and the note guarantee.
Active trading markets for the notes may not develop, which could limit their market prices or your ability to sell them.
The notes are new issues of debt securities for which there currently are no trading markets. As a result, there can be no assurance that any markets will develop for the notes or that you will be able to sell your notes. Although the Issuer expects the notes to be listed on the New York Stock Exchange, no assurance can be given that the notes will become or remain listed, that a trading market for the notes will develop or of the price at which investors may be able to sell the notes, if at all. In addition, the Issuer will have no obligation to maintain, and may terminate, any listing of the notes on the New York Stock Exchange without the consent of the holders of the notes. If any of the notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in each series of notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time at their sole discretion. Accordingly, there can be no assurance that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. To the extent active trading markets do not develop, the liquidity and trading prices for the notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
Holders of the notes will receive payments solely in euros except under the limited circumstances provided herein.
All payments of interest on and the principal of the notes, including payments made upon redemption of the notes, will be made in euros except under the limited circumstances provided herein. See “Description of the Notes—Payments in Euros.” None of the Issuer, Parent, the underwriters, the trustee or the paying agent with respect to the notes will be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, including upon redemption, or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.
Holders of the notes may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.
The initial investors in the notes will be required to pay for the notes in euros. None of Parent, the Issuer or the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•significant changes in rates of exchange between the euro and the investor’s home currency; and
•the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.
We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.
The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption or additional amounts with respect to, the notes.
Furthermore, the indenture is, and the notes and the note guarantee will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes or the note guarantee would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes or the note guarantee, investors would bear currency exchange risk until a New York state court judgment is entered, and we cannot predict how long this would take. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes or the note guarantee would apply the foregoing New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes or the note guarantee in many other U.S. federal or state courts ordinarily would be rendered in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
This description of foreign exchange risks does not describe all the risks of an investment in the notes that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the notes.
The notes permit the Issuer and Parent to make payments in U.S. dollars if either is unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.
If, as described under “Description of the Notes—Payments in Euros,” the euro is unavailable to the Issuer or Parent due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes and the note guarantee will be made in U.S. dollars until the euro is again available to the Issuer or Parent, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by the Issuer or Parent, as applicable, in its sole discretion. Any payment in respect of the notes or the note guarantee so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes.
Trading in the clearing systems is subject to minimum denomination requirements.
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The notes will initially be held in book-entry form and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.
So long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes, Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to the common depositary for Euroclear and Clearstream, the Issuer will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream and, if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon the Issuer’s solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes—Book-Entry System” in this prospectus supplement.
Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the Netherlands.
The Issuer is incorporated under the laws of the Netherlands. The insolvency laws of the Netherlands differ significantly from insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. The Issuer has agreed, in accordance with the terms of the indenture under which the notes and the note guarantee will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the note guarantee brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against the Issuer in the Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of the Netherlands would recognize or enforce judgments of U.S. courts obtained against Parent or its directors or officers or the directors or officers of the Issuer based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against Parent or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Netherlands. See “Enforcement of Judgments.”

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and any documents incorporated by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Parent and the Issuer do not assume the obligation to update any forward-looking statement. Parent and the Issuer caution you not to place undue reliance on these forward-looking statements. Although it is not possible to predict or identify all such factors, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:
•Competition from generic and/or biosimilar products as our products lose patent protection.
•Increased “brand” competition in therapeutic areas important to our long-term business performance.
•The difficulties and uncertainties inherent in new product development. The outcome of the lengthy and complex process of new product development is inherently uncertain. A drug candidate can fail at any stage of the process and one or more late-stage product candidates could fail to receive regulatory approval. New product candidates may appear promising in development but fail to reach the market because of efficacy or safety concerns, the inability to obtain necessary regulatory approvals, the difficulty or excessive cost to manufacture and/or the infringement of patents or intellectual property rights of others. Furthermore, the sales of new products may prove to be disappointing and fail to reach anticipated levels.
•Pricing pressures, both in the U.S. and abroad, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general.
•Changes in government laws and regulations, including laws governing intellectual property and the enforcement thereof affecting our business.
•Efficacy or safety concerns with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales.
•Significant changes in customer relationships or changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and foregoing health care insurance coverage.
•Legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental concerns and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products.
•Cyber-attacks on our or third-party providers’ information technology systems, which could disrupt our operations.

•Lost market opportunity resulting from delays and uncertainties in the approval process of the U.S. Food and Drug Administration and/or foreign regulatory authorities.
•Increased focus on privacy issues in countries around the world, including the U.S., the EU and China. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing amount of focus on privacy and data protection issues with the potential to affect directly our business, including laws in a majority of states in the U.S. requiring security breach notification.
•Changes in tax laws, including changes related to the taxation of foreign earnings.
•Changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission (the “SEC”), that are adverse to us.
•Economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates.
This list should not be considered an exhaustive statement of all potential risks and uncertainties. See “Risk Factors” above as well as the risk factors described in the documents incorporated herein by reference.

USE OF PROCEEDS
The net proceeds of the offering after giving effect to the underwriting discounts and other offering expenses are estimated to be approximately €3.36 billion. We intend to use the net proceeds of the offering for general corporate purposes including, without limitation, to repay outstanding indebtedness with upcoming maturities, as well as potentially to fund all or a portion of the cash consideration and related fees and expenses payable in connection with the Company’s acquisition of the aqua business of Elanco Animal Health Incorporated pursuant to a definitive agreement entered into on February 5, 2024.

CAPITALIZATION
The following table sets forth the consolidated capitalization of Parent and its subsidiaries at March 31, 2024 on a historical basis and as adjusted to reflect the issuance and sale of the notes.

	March 31, 2024
	Actual	As Adjusted
	(in millions)
Short Term Debt:
Loans payable and current portion of long-term debt	$3,077	$3,077
Long-Term Debt:
Long-term debt(1)(2)	31,142	31,142
3.250% Notes due 2032 offered hereby(3)(4)	—	916
3.500% Notes due 2037 offered hereby(3)(4)	—	916
3.700% Notes due 2044 offered hereby(3)(4)	—	916
3.750% Notes due 2054 offered hereby(3)(4)	—	916
Total debt(5)	$34,219	37,883
Equity:
Total Merck & Co., Inc., Rahway, N.J., USA stockholders’ equity	$40,364	40,364
Noncontrolling Interests	60	60
Total equity	40,424	40,424
Total capitalization	$74,643	78,307
__________________
(1)Long-term debt at March 31, 2024 consisted of notes and debentures with maturities ranging from 2026 to 2063. In addition, $6.0 billion was available for borrowing under Parent’s five-year credit facility maturing in May 2028.
(2)Long-term debt at March 31, 2024 does not include the €3.4 billion of notes offered hereby.
(3)Reflects the aggregate principal amount of notes offered hereby and does not give effect to unamortized debt discount and debt issuance costs.
(4)Solely for the purpose of preparing calculations for this table, the euro-denominated debt offered hereby has been converted into U.S. dollars based on a €/$ exchange rate of €1/$1.0773 as of May 10, 2024.
(5)Total principal amount of debt includes $32.7 billion of Parent debt. The balance of total debt was issued by Parent’s subsidiaries.

DESCRIPTION OF THE NOTES
In this section, references to (i) the “Issuer,” “we,” “our” and “us” are to MSD Netherlands Capital B.V., and (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries.
The following description of the particular terms of the 2032 notes, the 2037 notes, the 2044 notes and the 2054 notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus under “Description of Debt Securities MSD Netherlands May Offer.” References to the “notes” refer to the 2032 notes, the 2037 notes, the 2044 notes and the 2054 notes, collectively. We qualify the description of the notes by reference to the indenture as described below. The 2032 notes, the 2037 notes, the 2044 notes and the 2054 notes will each be issued as a separate series of debt securities under the indenture.
The 2032 notes will initially be limited to €850,000,000 aggregate principal amount and will mature on May 30, 2032. The 2037 notes will initially be limited to €850,000,000 aggregate principal amount and will mature on May 30, 2037. The 2044 notes will initially be limited to €850,000,000 aggregate principal amount and will mature on May 30, 2044. The 2054 notes will initially be limited to €850,000,000 aggregate principal amount and will mature on May 30, 2054.
The notes will be fully and unconditionally guaranteed (the “note guarantee”) on an unsecured senior basis by Parent.
The notes are unsecured and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding.
The note guarantee is unsecured and will rank equally with all of Parent’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are obligations of the Issuer and will not be guaranteed by any of Parent’s other subsidiaries and therefore the notes and the note guarantee will be structurally subordinated to all liabilities of Parent’s subsidiaries other than the Issuer from time to time outstanding, including any guarantees provided by Parent’s subsidiaries other than the Issuer. As of March 31, 2024, the principal amount of indebtedness of Parent’s subsidiaries other than the Issuer totaled $1.7 billion and certain of Parent’s subsidiaries other than the Issuer also guaranteed $1.0 billion aggregate principal amount of Parent’s indebtedness.
We will issue the notes under an indenture, to be dated as of the issue date of the notes (the “base indenture”), among the Issuer, Parent and U.S. Bank Trust National Association, as trustee (the “trustee”), as supplemented with respect to each series of notes by an officer’s certificate establishing the terms thereof. In this description of the notes, the term “indenture” refers to the base indenture as supplemented separately by the officer’s certificate for each series of notes. The terms of the notes of each series include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Application will be made for the notes to be listed on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, the Issuer has no obligation to maintain such listing and may delist the notes at any time.
Elavon Financial Services DAC will initially act as principal paying agent (the “paying agent”) and U.S. Bank Trust National Association will initially act as transfer agent (the “transfer agent”), security registrar (the “security registrar”) and trustee (“trustee”) for the notes. We will enter into an issuing and paying agency agreement in relation to the notes between us, U.S. Bank Trust National Association, as trustee, transfer agent and security registrar and Elavon Financial Services DAC, as principal paying agent. Payment of principal and interest on the notes will be made through the office of the principal paying agent in Dublin. The terms “principal paying agent” and “paying agent” shall include any successors appointed from time to time in accordance with the provisions of the issuing and paying agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons.

Interest
The notes will bear interest from May 30, 2024.
The 2032 notes will bear interest at a rate of 3.250% per annum, the 2037 notes will bear interest at a rate of 3.500% per annum, the 2044 notes will bear interest at a rate of 3.700% per annum and the 2054 notes will bear interest at a rate of 3.750% per annum. Interest on the notes will be payable annually in arrears on May 30 of each year, commencing on May 30, 2025, to the person in whose name such notes were registered at the close of business on the preceding May 15. If any payment date for the notes is not a business day, we will make the payment on the next business day, but we will not be liable for any additional interest as a result of the delay in payment. With respect to the notes, by business day, we mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in The City of New York, London or the Netherlands and, for any place of payment outside of The City of New York, London or the Netherlands, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
With respect to each series of notes, we will compute the amount of interest payable on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from (and including) the last date on which interest was paid on the notes of such series (or May 30, 2024 if no interest has been paid on the notes of such series) to (but excluding) the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Payments in Euros
Initial holders of notes will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us or Parent due to the imposition of exchange controls or other circumstances beyond our or Parent’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes and the note guarantee will be made in U.S. dollars until the euro is again available to us or Parent, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by us or Parent, as applicable, in our or Parent’s sole discretion. Any payment in respect of the notes or the note guarantee so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Optional Redemption
Prior to the applicable Par Call Date with respect to a series of notes, each such series of notes will be redeemable in whole or in part, at our option at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payment of interest accrued as of the date of redemption) discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points with respect to the 2032 notes, the Comparable Government Bond Rate plus 15 basis points with respect to the 2037 notes, the Comparable Government Bond Rate plus 20 basis points with respect to the 2044 notes and the Comparable Government Bond Rate plus 20 basis points with respect to the 2054 notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the Par Call Date with respect to a series of notes, we may redeem in whole or in part the notes of such series at any time or from time to time, at our option, at a redemption price equal to 100% of the principal amount of the applicable notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.
“Par Call Date” means February 29, 2032, the date that is three months prior to the maturity of the 2032 notes, February 28, 2037, the date that is three months prior to the maturity of the 2037 notes, November 30, 2043, the date that is six months prior to the maturity of the 2044 notes and November 30, 2053, the date that is six months prior to the maturity of the 2054 notes.
We are required to give notice of redemption at least 10 days’, but no more than 60 days’, prior to the redemption date. The notice will be delivered electronically or mailed to the registered address of each holder of that series of notes. The principal amount of a note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof. Subject to the following paragraph, once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such notes to, but excluding, the redemption date.
Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.
“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming the notes matured on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on the note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a note, the amount of the next succeeding scheduled interest payment on the note will be reduced by the amount of interest accrued on the note to the redemption date.
If fewer than all of the notes of any series are to be redeemed, the trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called, pro rata or by lot, or in such other manner as we will direct each in accordance with the depositary’s procedures.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
The notes are also subject to redemption if certain events occur involving United States and Dutch taxation. See “—Taxation Redemption.”

Additional Amounts
All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, we will pay to the holder of any note such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment received by the beneficial owner of such note of principal of or interest or any other amount payable on the notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such note to be then due and payable before deduction or withholding for or on account of such Taxes.
However, our obligation to pay Additional Amounts shall not apply to:
(a)any Taxes which would not have been so imposed but for:
(1) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States or the Netherlands, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or the Netherlands or being or having been engaged in a trade or business in the United States or the Netherlands or being or having been present in the United States or the Netherlands or having or having had a permanent establishment in the United States or the Netherlands;
(2) the failure of such holder or beneficial owner to comply with any certification, information or other reporting requirement, if compliance is required under United States or Dutch tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto); or
(3) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;
(b)any Taxes imposed by reason of the holder or beneficial owner:
(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock or the stock of Parent, as described in section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”),
(2) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or
(3) being a controlled foreign corporation with respect to the United States that is related to us or Parent by stock ownership;
(c)any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such note on any date during such 30-day period;
(d)any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;
(e)any Taxes which are payable otherwise than by withholding from a payment on such note;
(f)any Taxes which are payable by a holder that is not the beneficial owner of the note, or a portion of the note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(g)any Taxes required to be withheld by any paying agent from any payment on any note, if such payment can be made without such withholding by at least one other paying agent;
(h)any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;
(i)any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Internal Revenue Code;
(j)any Taxes imposed under or in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as amended from time to time;
(k)any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j).
For purposes of this section, the acquisition, ownership, disposition, enforcement, or holding of, or the receipt of any payment with respect, to a note will not constitute a connection (1) between the holder or beneficial owner and the United States or the Netherlands or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States or the Netherlands.
Any reference in this prospectus supplement and the prospectus, in the indenture or in the notes to principal or interest or other payment on the notes shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
We will pay all stamp and other duties, if any, which may be imposed by the United States or the Netherlands, or any political subdivision thereof or taxing authority therein, with respect to the issuance of the notes pursuant to this offering.
Except as specifically provided under the heading “—Additional Amounts,” we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States or the Netherlands.
Taxation Redemption
The notes of any series may be redeemed at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes of the applicable series to be redeemed, together with interest accrued and unpaid to, but excluding, the redemption date, at any time, on giving not less than 10 nor more than 60 days’ notice in accordance with “Notices” below if:
(a)we have or will become obligated to pay Additional Amounts as a result of (i) any change in or amendment to the laws, regulations or rulings of the United States or the Netherlands or any political subdivision or any taxing authority of or in the United States or the Netherlands affecting taxation, or (ii) any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement; or
(b)any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or the Netherlands or any political subdivision or taxing authority of or in the United States or the Netherlands, including any of those actions specified in (a) above, whether or not such action was taken or brought with respect to us, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after the date of this prospectus supplement, which results in a substantial likelihood that we will be required to pay Additional Amounts on the next interest payment date.
However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that we would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the notes were then due and, at the time such notification of redemption is given, such circumstance remains in effect.
Prior to the publication of any notice of redemption pursuant to this section, in the case of a redemption for the reasons specified in (a) or (b) above, we will deliver to the trustee:
(1)a certificate signed by one of our duly authorized officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and
(2)a written opinion of independent legal counsel of recognized standing to the effect that we have or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that we will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.
Such notice, once delivered by us to the trustee, will be irrevocable.
Further Issues
We may, without the consent of holders of any series of notes offered by this prospectus supplement, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of that series. Any additional notes of any series, together with the outstanding notes of the applicable series, will constitute a single series of notes under the indenture. No additional notes may be issued if an event of default has occurred and is continuing with respect to the applicable series of notes. Additional notes cannot be issued under the same CUSIP, ISIN or Common Code number unless the additional notes and original notes are fungible for U.S. federal income tax purposes.
Defeasance
The full defeasance and covenant defeasance provisions of the indenture described under “Description of Debt Securities MSD Netherlands May Offer—Defeasance” in the accompanying prospectus will apply to the notes.
However, any reference to “money and U.S. government or U.S. government agency notes or bonds” shall refer to “money (in euros) and Federal Republic of Germany obligations.” “Federal Republic of Germany obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.
Events of Default
The provisions of the indenture described under “Description of Debt Securities MSD Netherlands May Offer—Default and Remedies-Events of Default—What is an Event of Default?” in the accompanying prospectus will apply to the notes. In addition, it will be considered an event of default where, for each series of notes, we do not pay Additional Amounts on such notes within 30 days after such payment is due.
Any payment in respect of the notes made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
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Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the notes or the note guarantee must be commenced within six years after the payment thereof is due; thereafter our and Parent’s payment obligations will generally become unenforceable.
Book-Entry System
Upon issuance, the notes of each series will be represented by one or more global notes. Each global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.
Investors may elect to hold interests in the global notes held by the depository through Clearstream Banking, société anonyme, “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, “Euroclear,” if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. Because holders will acquire, hold and transfer security entitlements with respect to the notes through Clearstream, Euroclear and their participants, a beneficial holder’s rights with respect to the notes will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary and between it and us, as the issuer. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euros.
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in the notes held by them. Neither we nor the trustee have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. Also, neither we nor the trustee supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Ownership of beneficial interests in a global note will be limited to institutions that have accounts with the depository or its nominee or persons that may hold interests through participants. We have been advised by the depository that upon receipt of any payment of principal of, or interest on, a global note, the depository will credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depository. Ownership of beneficial interests by participants in the global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee. Ownership of beneficial interests in the global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global note.
Payment of principal of, and interest on, any global note registered in the name of or held by the depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global note. Payments by participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of the participants. None of us, the trustee, the underwriters, nor any agent of ours or the trustee will have any responsibility or liability for any aspects of the depository’s records or any participant’s records relating to, or payments made on account of, beneficial ownership interests in a global note or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to the beneficial ownership interests.
No global note may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository.
No global note may be exchanged in whole or in part for notes registered, and no transfer of a global note in whole or in part may be registered, in the name of any person other than the depository or any nominee of the depository unless (i) the depository has notified us that it is unwilling or unable to continue as depository for such global note or has ceased to be qualified to act as such as required by the indenture, (ii) there has occurred and is continuing an event of default with respect to the notes or (iii) we determine in our sole discretion at any time that the global note shall be so exchangeable.
Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for separate notes in registered form of any authorized denomination and of like tenor and aggregate principal amount. These notes shall be registered in the name or names of such person or persons as the depository instructs the trustee. We expect that these instructions would be based upon directions received by the depository from its participants with respect to ownership of beneficial interests in such global note.
Except in the limited circumstances referred to above, owners of beneficial interests in a global note will not be entitled to have such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in exchange therefor and will not be considered to be the owners or holders of such global note for any purpose under the notes or the indenture. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
The indenture provides that the depository, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a holder is entitled to give or take under the indenture.

We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or the depository, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the notes may be transferred within the depository in accordance with procedures established for this purpose by the depository. Transfers of book-entry interests in the notes among Clearstream and Euroclear and the depository may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and the depository.

Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the depository on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through the depository in accordance with the depository’s rules on behalf of the relevant European international clearing system by its U.S. depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depository. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories.
Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a depository participant will be made during subsequent securities settlement processing and dated the business day following the depository settlement date. Credits of interests or any transactions involving interests in the notes received in Clearstream or Euroclear as a result of a transaction with a depository participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream participants or Euroclear participants on the business day following the depository settlement date. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream customer or a Euroclear participant to a depository participant will be received with value on the depository settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depository.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Although the depository, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the depository, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.
Governing Law
The indenture, the notes and the note guarantee will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and performed in New York State.
Consent to Jurisdiction and Service of Process
The indenture will provide that the Issuer will appoint Parent as agent for service of process in any suit, action or proceeding with respect to the indenture, the notes or the note guarantee brought in any federal or state court located in the Borough of Manhattan in the City, County and State of New York and the Issuer and Parent will submit to such jurisdiction.

Open Market Purchases
We may at any time and from time to time purchase notes in the open market or otherwise.
The Trustee, Paying Agent, Transfer Agent and Security Registrar
U.S. Bank Trust National Association is the trustee, transfer agent and security registrar with respect to the notes. U.S. Bank Trust National Association currently serves as the trustee with respect to certain of Parent’s other outstanding debt securities.
Elavon Financial Services DAC is the paying agent with respect to the notes.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES
The following summary describes certain U.S. federal income tax consequences and, in the case of a non-U.S. Holder (as defined below), certain U.S. federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a note that holds the note as a capital asset (generally, investment property), and you acquire the note for cash in this offering for a price equal to the issue price of the notes of the applicable series (i.e., the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not address special U.S. federal income or estate tax rules that may be applicable to certain categories of beneficial owners of notes, such as:
•dealers in securities or currencies;
•traders in securities who elect to mark the notes to market for U.S. federal income tax purposes;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•persons subject to the alternative minimum tax;
•U.S. expatriates;
•banks and other financial institutions;
•insurance companies;
•controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies and shareholders of such corporations;
•entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and
•pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.
In the case of an entity or arrangement classified as a partnership for U.S. federal tax purposes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership considering purchasing notes, or a partner in such a partnership, you should consult your own tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the notes.
This summary is based on U.S. federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authorities, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the purchase, ownership or disposition of the notes. In addition, this summary does not discuss any U.S. federal tax consequences other than U.S. federal income tax consequences (and, in the case of non-U.S. Holders, U.S. federal estate tax consequences), such as gift tax consequences or the Medicare tax on certain investment income, or any U.S. state or local income or non-U.S. income or other tax consequences.

U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. If you are a U.S. Holder that uses an accrual method of accounting for U.S. federal income tax purposes, you should consult with your tax advisor regarding the potential applicability of this rule to your particular situation.
Before you purchase notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning and disposing of the notes that may be applicable to you.
Tax Treatment
The Issuer was incorporated as a private company with limited liability under the laws of the Netherlands. However, for U.S. federal income tax purposes, the Issuer is treated as an entity that is disregarded as separate from a U.S. corporation. Accordingly, for U.S. federal income tax purposes, you will generally be treated as if you held notes issued by a U.S. corporation (e.g., interest on the notes will be treated as U.S.-source income for U.S. federal income tax purposes).
U.S. Holders
The following summary applies to you only if you are a U.S. Holder (as defined below). A “U.S. Holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or
•a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”
Payments of Stated Interest
Stated interest on your notes will be taxed as ordinary interest income. In addition:
•if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include stated interest (including any amounts withheld from stated interest and additional amounts received with respect thereto) on your notes in your gross income at the time you receive the interest; and
•if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include stated interest (including any amounts withheld from stated interest and additional amounts received with respect thereto) on your notes in your gross income at the time the interest accrues.
Payments of stated interest on the notes will be denominated in euro, and the amount of income that you will be required to include in respect of stated interest payments on your notes will depend on your method of accounting for U.S. federal income tax purposes. If you are a cash basis U.S. Holder, you will be required to include in income the U.S. dollar value of the euro amount of interest received (including amounts received upon the disposition of a note attributable to accrued but unpaid interest), determined by translating such amount into U.S. dollars at the spot exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. A cash basis U.S. Holder generally will not recognize any foreign currency gain or loss on receipt of a euro interest payment.
If you are an accrual basis U.S. Holder, you will be required to accrue interest income on your note in euro and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year). As an alternative, if you are an accrual basis U.S. Holder, you may elect to accrue interest income at the spot exchange rate in effect on the last day of the accrual period (or the spot exchange rate in effect on the last day of your taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot exchange rate in effect on the date the interest payment is received if such date is within five business days of the last day of the accrual period. If you make this election to accrue at the spot exchange rate, you must apply the election consistently to all debt instruments held by you from year to year and you cannot change the election without the consent of the IRS.
If you are an accrual basis U.S. Holder, upon receipt of a euro interest payment (including amounts received upon the disposition of a note attributable to accrued but unpaid interest), you will be required to recognize foreign currency gain or loss in an amount equal to the difference (if any) between (i) the U.S. dollar value of such payment determined by translating the payment at the spot exchange rate in effect on the date such payment of interest (or disposition proceeds attributable to accrued but unpaid interest) is received and (ii) the U.S. dollar value of the interest income that you previously accrued with respect to such payment of interest (or accrued interest), regardless of whether the payment is actually converted into U.S. dollars on the date of receipt. Foreign currency gain or loss will be treated as ordinary income or loss, and generally as U.S. source income or loss for U.S. foreign tax credit purposes. Foreign currency gain or loss with respect to payments of interest generally will not be treated as interest income or expense.
Interest and additional amounts paid on the notes will be treated as U.S. source income for U.S. foreign tax credit purposes. In the event Dutch income taxes are withheld from interest payments to you on a note, you should consult your tax advisor with regard to the availability of a U.S. foreign tax credit (or deduction in lieu of a foreign tax credit) in your particular circumstances.
Sale or Other Taxable Disposition of Notes
Upon the sale, redemption, retirement, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:
•the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the notes, which will be taxable as ordinary interest income, to the extent not previously included in your gross income, in the manner described above under “—Payments of Stated Interest”); and
•your tax basis in the notes.
Your tax basis in your notes generally will be their cost.
Your gain or loss generally will be capital gain or loss, except for gain or loss attributable to fluctuations in exchange rates, as described below. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.
If you are a cash basis U.S. Holder and you receive euro on the disposition of a note, your amount realized generally will be the U.S. dollar value of the euro received (other than amounts received upon the disposition of a note attributable to accrued but unpaid interest), calculated at the spot exchange rate in effect on the date of the disposition. However, if the notes are traded on an established securities market, you will be required to determine the U.S. dollar amount realized by translating the euro received at the spot exchange rate in effect on the settlement date of the disposition.

If you are an accrual basis U.S. Holder and you receive euro on the disposition of a note, your amount realized generally will be the U.S. dollar value of the euro amount received (other than amounts received upon the disposition of a note attributable to accrued but unpaid interest), calculated at the spot exchange rate in effect on the date of the disposition. As an alternative, if you are an accrual basis U.S. Holder and the notes are traded on an established securities market, you may elect to determine the U.S. dollar amount realized by translating the euro received (other than amounts received upon the disposition of a note attributable to accrued but unpaid interest) at the spot exchange rate in effect on the settlement date of the disposition.
In any case where the amount realized is based on the spot exchange rate in effect on the date of the disposition, you generally will be required to recognize foreign currency gain or loss equal to the difference (if any) between (i) the U.S. dollar value of the euro amount realized based on the spot exchange rate in effect on the date of the disposition and (ii) the U.S. dollar value of the euro amount realized based on the spot exchange rate in effect on the settlement date.
If you pay the purchase price for a note in euro, your tax basis in the note generally will be the U.S. dollar value of the euro purchase price on the date of purchase, calculated at the spot exchange rate in effect on such date. However, if the notes are traded on an established securities market and you are a cash basis U.S. Holder or an electing accrual basis U.S. Holder, you generally will determine the U.S. dollar value of the euro purchase price at the spot exchange rate in effect on the settlement date of the purchase.
You will be required to recognize foreign currency gain or loss (if any) attributable to a change in exchange rates between the date of your purchase of a note and the date of your disposition of the note. Gain or loss attributable to a change in exchange rates will equal the difference between (i) the U.S. dollar value of your euro purchase price for the note determined based on the spot exchange rate in effect on the date that the note is disposed of (or possibly, if the notes are traded on an established securities market, in the case of a cash basis U.S. Holder or an electing accrual basis U.S. Holder, at the spot exchange rate in effect on the settlement date of the disposition) and (ii) the U.S. dollar value of your euro purchase price for the note determined based on the spot exchange rate in effect on the date that you acquired the note. The realization of foreign currency gain or loss with respect to principal and accrued interest, in the aggregate, will be limited to the amount of overall gain or loss realized on the disposition of the note. Foreign currency gain or loss will be treated as ordinary income or loss, and generally U.S. source income or loss. Foreign currency gain or loss on a disposition of the notes generally will not be treated as interest income or expense.
If the notes are traded on an established securities market and you are an accrual basis U.S. Holder that makes the election described above to translate amounts at the spot exchange rate in effect on the settlement date, you must apply such election consistently to all debt instruments held by you from year to year and you cannot change the election without the consent of the IRS.
Capital gain or loss, if any, that you recognized on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. The rules relating to U.S. foreign tax credits (or deductions for foreign taxes in lieu of tax credits) are complex and their application depends upon your particular circumstances. In the event Dutch income taxes are imposed on your disposition of a note, you should consult your tax advisor with regard to the availability of a U.S. foreign tax credit (or deduction in lieu of a foreign tax credit) in your particular circumstances.
Foreign Currency Gain or Loss with Respect to Euro
If you purchase a note with previously owned euro, you will be required to recognize foreign currency gain or loss at the time of purchase attributable to the difference at the time of purchase (if any) between your tax basis in such euro and the fair market value of the note in U.S. dollars on the date of your exchange of euro for such note.
Your tax basis in euro received as interest on a note will be the U.S. dollar value thereof determined at the spot exchange rate in effect on the date you received the euro. Your tax basis in euro realized on the disposition of a note will be the U.S. dollar value thereof determined at the spot exchange rate in effect on the date of the disposition of the note (or, if the notes are traded on an established securities market, and you are a cash basis or electing accrual basis U.S. Holder, the settlement date).

Upon any subsequent conversion or other disposition of the euro for U.S. dollars, you generally will be required to recognize foreign currency gain or loss equal to the difference (if any) between the amount of U.S. dollars that you receive and your tax basis in the euro.
Disclosure Requirements with Respect to Foreign Currency Loss Transactions
Applicable Treasury regulations require a U.S. Holder to report certain transactions that give rise to a foreign currency loss in excess of certain thresholds. Under these Treasury regulations, a U.S. Holder that recognizes a foreign currency loss with respect to the notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations ($50,000 in the case of individuals or trusts). In addition, these Treasury regulations also require a U.S. Holder to report certain other transactions, including certain other types of loss transactions. Each U.S. Holder should consult its own tax adviser regarding the application of the reportable transaction rules to their purchase, ownership and disposition of the notes and the substantial penalties for noncompliance.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to payments to you of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes.
In general, “backup withholding” (currently at a rate of 24%) may apply:
•to any payments made to you of stated interest on your note, and
•to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your note, if you are a U.S. Holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and you do not otherwise establish an exemption.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided the required information is timely provided to the IRS.
Non-U.S. Holders
The following summary applies to you if you are a beneficial owner of a note and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal tax purposes (a “non-U.S. Holder”).
U.S. Federal Withholding Tax
Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax will generally not apply to payments of stated interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:
•you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock or the stock of the Issuer (or its owner for U.S. federal income tax purposes) entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;
•you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related, directly or indirectly, to us or the Issuer (or its owner for U.S. federal income tax purposes) through sufficient stock ownership (as provided in the Internal Revenue Code);
•you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

•such stated interest is not effectively connected with your conduct of a trade or business within the United States; and
•you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Internal Revenue Code, to:
(A)the applicable withholding agent; or
(B)a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you the signed, written statement described above and provides a copy of this statement to the applicable withholding agent.
The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.
If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.
Any gain recognized upon a sale, exchange, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid stated interest paid by us, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.
U.S. Federal Income Tax
Except for the possible application of U.S. federal withholding tax (see above) and backup withholding and FATCA (see below), you generally will not have to pay U.S. federal income tax on payments of principal of and stated interest on your notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your notes unless:
•in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);
•in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes (but not treated as a resident of the United States under specific rules) and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident of the United States under the Internal Revenue Code); or
•any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.
If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your notes is effectively connected with the conduct of your trade or business, the stated interest or gain generally will be exempt from U.S. federal withholding tax as described above and instead will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.
Backup Withholding and Information Reporting
Generally, the applicable withholding agent will be required to report to the IRS and to you payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.
Backup withholding will not apply to payments of stated interest made on the notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Internal Revenue Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.
The gross proceeds from the sale, exchange, retirement, redemption or other disposition of your notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non- U.S. office of a broker that is a United States person (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds from a sale of your notes through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied. You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided the required information is timely provided to the IRS.
U.S. Federal Estate Tax
Unless otherwise provided in an applicable estate tax or other treaty, if you are an individual and are not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:
•you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock or the stock of the Issuer (or its owner for U.S. federal income tax purposes) entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or
•stated interest on your notes is effectively connected with your conduct of a trade or business within the United States.

Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments of (i) U.S.-source interest (including interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the notes). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. The withholding tax applies to a foreign entity, whether acting as a beneficial owner or as an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a non-U.S. Holder holds its notes will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to U.S. Holders or non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a note through a foreign entity or intermediary, and non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.
THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN DUTCH TAX CONSEQUENCES
This summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of notes and does not purport to describe every aspect of taxation that may be relevant to a particular holder of notes. Tax matters are complex, and the tax consequences of the offering to a particular holder of notes will depend in part on such holder's circumstances. Accordingly, a holder of notes is urged to consult his own tax advisor for a full understanding of the tax consequences of the offering to him, including the applicability and effect of Dutch tax laws.
Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that the Issuer is organized, and that its business will be conducted, in the manner outlined in this prospectus supplement. A change to such organizational structure or to the manner in which the Issuer conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.
This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this prospectus supplement. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.
The summary in this section “Certain Dutch Tax Consequences” does not address the Dutch tax consequences for a holder of notes who:
(i)is a person who may be deemed an owner of notes for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;
(ii)is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from notes;
(iii)is an investment institution as defined in the Dutch Corporation Tax Act 1969;
(iv)is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;
(v)owns notes in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;
(vi)has a substantial interest in the Issuer or a deemed substantial interest in the Issuer for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person – either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of the Issuer, or rights to acquire, directly or indirectly, such an interest in the shares of the Issuer or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of the Issuer, or (b) such person's shares, rights to acquire shares or profit participating certificates in the Issuer are held by him following the application of a non-recognition provision; or
(vii)is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.
Withholding tax
All payments under the notes may be made free from withholding or deduction of or for any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority of or in the Netherlands, except that Dutch withholding tax may apply with respect to payments of interest made or deemed to be made by the Issuer if the interest payments are made or deemed to be made to a related party, which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction to which the interest is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the interest with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021.
Taxes on income and capital gains
Resident holders of notes
A holder of notes who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.
Individuals deriving profits or deemed to be deriving profits from an enterprise
Any benefits derived or deemed to be derived from or in connection with notes that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.
Individuals deriving benefits from miscellaneous activities
Any benefits derived or deemed to be derived from or in connection with notes that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.
An individual may, inter alia, derive or be deemed to derive benefits from or in connection with notes that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.
Other individuals
If a holder of notes is an individual whose situation has not been discussed before in this section “—Taxes on income and capital gains—Resident holders of notes”, the value of his notes forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus his actual other investments (including the value of his notes), minus his actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 36%. For the year 2024, the estimated deemed benefit rate for actual bank savings is 1.03%, the deemed benefit rate for actual other investments is 6.04% and the estimated deemed benefit rate for actual liabilities is 2.47%. The estimated deemed return percentages will be confirmed later. Actual benefits derived from or in connection with his notes are not subject to Dutch income tax.
Corporate entities
Any benefits derived or deemed to be derived from or in connection with notes that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.
General
A holder of notes will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the issue of notes or the performance by the Issuer of its obligations under such documents or under the notes.

Non-resident holders of notes
Individuals
If a holder of notes is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with notes, except if:
(i)he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his notes are attributable to such permanent establishment or permanent representative;
(ii)he derives benefits or is deemed to derive benefits from or in connection with notes that are taxable as benefits from miscellaneous activities performed in the Netherlands; or
(iii)he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his notes are attributable.
Corporate entities
If a holder of notes is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with notes, except if:
(i)it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its notes are attributable; or
(ii)it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its notes are attributable.
General
If a holder of notes is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the issue of notes or the performance by the Issuer of its obligations under such documents or under the notes.
Gift and inheritance taxes
No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of notes by way of gift by, or upon the death of, a holder of notes who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.
For purposes of Dutch gift tax and Dutch inheritance tax, a gift of notes made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration taxes and duties
No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of notes, the performance by the Issuer of its obligations under such documents or under notes, or the transfer of notes, except that Dutch real property transfer tax may be due upon an acquisition, in connection with notes, of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between the Issuer, Parent and the underwriters named below, for whom Citigroup Global Markets Europe AG, BNP Paribas and Deutsche Bank Aktiengesellschaft are acting as representatives, the Issuer has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from the Issuer, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2032 notes	Principal Amount of 2037 notes	Principal Amount of 2044 notes	Principal Amount of 2054 notes
Citigroup Global Markets Europe AG	€212,500,000	€212,500,000	€212,500,000	€212,500,000
BNP Paribas	170,000,000	170,000,000	170,000,000	170,000,000
Deutsche Bank Aktiengesellschaft	170,000,000	170,000,000	170,000,000	170,000,000
HSBC Bank plc	51,000,000	51,000,000	51,000,000	51,000,000
Mizuho Securities Europe GmbH	51,000,000	51,000,000	51,000,000	51,000,000
Banco Santander, S.A.	51,000,000	51,000,000	51,000,000	51,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	17,000,000	17,000,000	17,000,000	17,000,000
DNB Bank ASA	17,000,000	17,000,000	17,000,000	17,000,000
Société Générale	17,000,000	17,000,000	17,000,000	17,000,000
SMBC Bank EU AG	17,000,000	17,000,000	17,000,000	17,000,000
U.S. Bancorp Investments, Inc.	17,000,000	17,000,000	17,000,000	17,000,000
Wells Fargo Securities Europe S.A.	17,000,000	17,000,000	17,000,000	17,000,000
Drexel Hamilton, LLC	10,625,000	10,625,000	10,625,000	10,625,000
Penserra Securities LLC	10,625,000	10,625,000	10,625,000	10,625,000
R. Seelaus & Co., LLC	10,625,000	10,625,000	10,625,000	10,625,000
Siebert Williams Shank & Co., LLC	10,625,000	10,625,000	10,625,000	10,625,000
Total	€850,000,000	€850,000,000	€850,000,000	€850,000,000
The underwriters are offering the notes subject to their acceptance of the notes from the Issuer and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer some of the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer some of the notes to certain dealers at the public offering prices less a concession not to exceed 0.250% of the principal amount, with respect to the 2032 notes, 0.250% of the principal amount, with respect to the 2037 notes, 0.375% of the principal amount, with respect to the 2044 notes and 0.400% of the principal amount, with respect to the 2054 notes. Any underwriter may allow, and any such dealer may reallow, a concession not to exceed 0.150% of the principal amount, with respect to the 2032 notes, 0.200% of the principal amount, with respect to the 2037 notes, 0.250% of the principal amount, with respect to the 2044 notes and 0.250% of the principal amount, with respect to the 2054 notes, on sales to certain other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions. The underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that the Issuer will pay to the underwriters in connection with the offering of the notes:

Paid by the Issuer	2032 notes	2037 notes	2044 notes	2054 notes
Per Note	0.400%	0.450%	0.625%	0.650%
Total	€3,400,000	€3,825,000	€5,312,500	€5,525,000
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $6.5 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.
The Issuer and Parent have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are new issues of securities, and there are currently no established trading markets for the notes. Application will be made for the notes to be listed on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, the Issuer has no obligation to maintain such listing and may delist the notes at any time. The underwriters have advised the Issuer that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, there can be no assurance that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
Settlement
The Issuer expects to deliver the notes against payment therefor on the ninth business day in the City of New York (which is also the ninth business day in London and the ninth business day in the Netherlands) following the date of this prospectus supplement (such settlement being referred to as “T+9”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Also, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+9, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors. As used in this paragraph, the term “business day” means any day, other than a Saturday or Sunday, (i) that is not a day on which banking institutions in The City of New York, London or the Netherlands are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.
Stabilization and Short Positions
In connection with the issue of the notes, the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot the notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. This stabilizing, if commenced, may discontinue at any time. There is no assurance that the Stabilizing Manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on its behalf) in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Stabilizing Manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Substantially all of the underwriters or their affiliates are participants in Parent’s $6.0 billion, five-year credit facility maturing in May 2028. Certain of the underwriters or their affiliates are or may serve as dealers in Parent’s commercial paper program.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Parent’s or Parent’s affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Parent’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Additionally, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, paying agent, transfer agent and security registrar for the notes.
Selling Restrictions
The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the U.K. will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the U.K. Prospectus Regulation.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and are being distributed only to, and are directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the U.K. Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement and the accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to any person in Singapore other than
(i)to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or
(ii)to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in South Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information in documents that the Company files with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference into this prospectus supplement supersedes the information incorporated by reference in the accompanying prospectus, and information in documents that the Company files after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates will automatically update information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below as well as any future filings under Exchange Act File No. 001-06571 the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this prospectus supplement relates (in each case other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K, except as expressly set forth below):
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024;
•our Amendment No. 1 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2023 filed with the SEC on April 11, 2024;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 3, 2024;
•our Current Reports on Form 8-K filed with the SEC on February 1, 2024 and February 20, 2024; and
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2024 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023).
We will provide, without charge, copies of any document incorporated by reference into this prospectus supplement, excluding exhibits other than those that are specifically incorporated by reference into this prospectus supplement. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:
Merck & Co., Inc., Rahway, N.J., USA
126 East Lincoln Avenue
Rahway, New Jersey 07065
908-740-4000
Attention: Office of the Secretary

VALIDITY OF THE NOTES
The validity of the notes and the note guarantee will be passed upon for us by Jennifer Zachary, our Executive Vice President and General Counsel and by Loyens & Loeff N.V. as to matters of Dutch law, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. In addition, Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, has represented us in connection with various matters for this offering. As of May 8, 2024, Ms. Zachary owned, directly and indirectly, 29,234.177 shares of our common stock and options to purchase 198,223 shares of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Merck & Co., Inc., Rahway, N.J., USA
Debt Securities
Guarantees
MSD Netherlands Capital B.V.
Debt Securities

Merck & Co., Inc., Rahway, N.J., USA (“Parent”) may from time to time issue debt securities in one or more offerings pursuant to this prospectus. MSD Netherlands Capital B.V., a wholly-owned subsidiary of Parent (“MSD Netherlands”), may from time to time issue debt securities in one or more offerings pursuant to this prospectus, which will be fully and unconditionally guaranteed by Parent. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision.
Parent or MSD Netherlands, as applicable, may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the debt securities, including whether such debt securities of Parent will be guaranteed, and the specific manner in which they may be offered, including the names of any underwriters or agents, will be described in a supplement to this prospectus.
Investing in these securities involves risks. You should carefully consider all of the information set forth in this prospectus, including under “Risk Factors” on page 3 of this prospectus, and in any prospectus supplement or documents incorporated by reference in this prospectus or any prospectus supplement before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the Company and MSD Netherlands filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf process, Parent and MSD Netherlands may, from time to time, sell any combination of the debt securities and guarantees described in this prospectus in one or more offerings. No limit exists on the aggregate amount of debt securities Parent and MSD Netherlands may sell pursuant to the registration statement.
This prospectus provides you with a general description of the debt securities Parent or MSD Netherlands may offer. Certain portions of the registration statement and the exhibits thereto have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to us and the debt securities offered hereby. A copy of the registration statement may be inspected or obtained from Parent at the telephone number and address set forth in “Incorporation of Certain Documents by Reference” below. Each time Parent or MSD Netherlands sells securities pursuant to this prospectus, Parent or MSD Netherlands, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities and any guarantees offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents incorporated by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. Parent and MSD Netherlands have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus. Parent and MSD Netherlands take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Parent and MSD Netherlands are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Neither the delivery of this prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Parent since the date hereof. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated or the context so requires, references in this prospectus to (i) “the Company,” “we,” “us” and “our” are to Merck & Co., Inc., Rahway, N.J., USA and its consolidated subsidiaries, including MSD Netherlands, (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries and (iii) “MSD Netherlands” are to MSD Netherlands Capital B.V.

MERCK & CO., INC., RAHWAY, N.J., USA
We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.
The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.
The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.
On June 2, 2021, we completed the spin-off (the “Spin-Off”) of products from our women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. (“Organon”) through a distribution of Organon’s publicly traded stock to our shareholders. The established brands included in the transaction consisted of dermatology, non-opioid pain management, respiratory, select cardiovascular products, as well as the rest of our diversified brands franchise.
All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck & Co., Inc., Rahway, N.J., USA, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.
Parent was incorporated in the State of New Jersey and maintains our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is (908) 740-4000. We have a website that is located at www.msd.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.
MSD NETHERLANDS CAPITAL B.V.
MSD Netherlands was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Haarlem, the Netherlands and its registered office is located at Waarderweg 39, 2031 BN Haarlem, the Netherlands. MSD Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 93598734. MSD Netherlands is a wholly-owned finance subsidiary of Parent and has no assets or operations other than as related to the issuance, administration and repayment of any debt securities that MSD Netherlands may issue from time to time that will be fully and unconditionally guaranteed by Parent. MSD Netherlands’ telephone number is +31 23 5153 153.

RISK FACTORS
Before deciding to invest in Parent’s or MSD Netherlands’ securities, you should carefully consider the risk factors and forward-looking statements described in Item 1A of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in Parent’s or MSD Netherlands’ securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents incorporated by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Parent and MSD Netherlands do not assume the obligation to update any forward-looking statement. Parent and MSD Netherlands caution you not to place undue reliance on these forward-looking statements. One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which are discussed in more detail various important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, one should not consider any such list to be a complete statement of all potential risks or uncertainties.
USE OF PROCEEDS
Unless otherwise indicated in the accompanying prospectus supplement, we will use the net proceeds from the sale of any debt securities by Parent or MSD Netherlands for general corporate purposes, including the reduction of short-term debt. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES PARENT MAY OFFER
General
In this section, “we,” “our” and “us” refer to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture governs the debt securities. The indenture is a contract, dated as of January 6, 2010, which we may amend in the future, between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and governs the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the indenture as we wish. A series of debt securities may be guaranteed by one or more of our subsidiaries. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.
In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;

•whether our obligations under the debt securities of the series will be guaranteed;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;
•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and
•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of our subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein will be effectively subordinated to any secured debt we or our subsidiaries incur to the extent of the value of such security. The debt securities will also be structurally subordinated to all indebtedness of our subsidiaries which are not guarantors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that we promise not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we default or experience other financial difficulties.
•Our relationship with the trustee.
Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (section 1003)
Special Situations
Mergers and Similar Events
We may consolidate or merge with another company or firm. We may also convey, transfer or lease all of our properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions, among others, are met:
•We are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we received the required notice of our default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of our property, we must comply with those restrictive covenants. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that we own. (section 801)
If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease all of our properties and assets substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than all of our properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;

•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition or release of a guarantee, corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to our Restrictive Covenants” at the end of this subsection.
Restrictions on Secured Debt. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, we promise that neither we nor our domestic subsidiaries will incur any new secured debt that is secured by a lien on any of our or our domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of our domestic subsidiaries that own or lease a principal domestic manufacturing property, unless we grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of our consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and we can disregard this secured debt when we calculate the limits imposed by this restriction. These types of liens are:
•liens on the property of any of our domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became our domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•liens in favor of us or our domestic subsidiaries;
•liens in favor of U.S. governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time we acquired them, including property we may acquire through a merger or similar transaction, or that we granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
We and our subsidiaries may have as much unsecured debt as we may choose. (section 1006)
Restrictions on Sales and Leasebacks. We promise that neither we nor any of our domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless we comply with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary sell a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and we or any domestic subsidiary lease the property back from the lender.
We can comply with this restrictive covenant in either of two ways:
•First, we will be in compliance if we or our domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.
•Second, we can comply if we retire an amount of our or any domestic subsidiary’s funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that we or any domestic subsidiary lease in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt we or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to our Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
•A “domestic subsidiary” means any of our subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing our operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of our consolidated net tangible assets, other than a building, structure or other facility that our board of directors has determined is not of material importance to the total business that we and our subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we must do the following, among other things:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
•We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we must do the following:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Our promises regarding conduct of our business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•We do not pay the principal or any premium on a debt security of your series on its due date.
•We do not pay interest on a debt security of your series within 30 days of its due date.

•We do not deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Any other event of default described in the prospectus supplement occurs. (section 501)
Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of our principal executive, financial or accounting officer certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)

Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for us and our affiliates in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES MSD NETHERLANDS MAY OFFER
General
In this section, references to (i) the “Issuer,” “we,” “our” and “us” are to MSD Netherlands Capital B.V., and (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our or Parent’s property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The guarantees are not subordinated to any of Parent’s other debt obligations and therefore they rank equally with all of Parent’s other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture will govern the debt securities. The indenture will be a contract, which we may amend in the future, between us, Parent and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us and Parent if we or Parent default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents will contain the full legal text of the matters described in this section. New York law will govern the indenture and the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
The indenture will provide that the Issuer will appoint Parent as agent for service of process in any suit, action or proceeding with respect to the indenture, the notes or the Parent guarantee brought in any federal or state court located in the Borough of Manhattan in the City, County and State of New York and the Issuer and Parent will submit to jurisdiction.
We are a wholly-owned finance subsidiary of Parent and have no assets or operations other than as related to the issuance, administration and repayment of any debt securities that we may issue from time to time that will be fully and unconditionally guaranteed by Parent. Parent will unconditionally and irrevocably guarantee, on an unsecured senior basis, the payment of all of our obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to a guarantee to be included in the indenture. If we default in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment.
We may issue as many distinct series of debt securities under the indenture as we wish. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe the relevant tax consequences and any other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional relevant tax consequences or other special considerations applicable to these types of debt securities.
In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;

•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and
•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of Parent’s direct or indirect subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein and Parent’s and any other guarantor’s guarantees thereof will be effectively subordinated to any secured debt we incur or to any secured debt Parent or such other guarantor incurs to the extent of the value of such security. The debt securities and Parent’s or any other guarantor’s guarantees thereof will also be structurally subordinated to all indebtedness of Parent’s or such other guarantor’s subsidiaries that are not obligors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we or Parent merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that Parent promises not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves and Parent from all or some of our and Parent’s obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we or Parent default or experience other financial difficulties.
•Our relationship with the trustee.

Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we transmit the notice of redemption and ending on the day of that transmission, in order to freeze the list of holders to prepare the transmission. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us or Parent for payment and not to the trustee, any other paying agent or anyone else. (section 1003)
Special Situations
Mergers and Similar Events
We or Parent may consolidate or merge with another company or firm. We or Parent may also convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we and Parent may not take any of these actions unless the following conditions, among others, are met:
•In the case of the Issuer, we are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be Parent or a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law or under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture and it must agree to be legally responsible for the debt securities.
•In the case of Parent, Parent is the surviving entity or, when Parent merges out of existence or conveys, transfers or leases all of its properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the guarantees of the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we and Parent must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we or Parent received the required notice of our or Parent’s default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our or Parent’s property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our or Parent’s, as the case may be, general creditors if we or Parent, as the case may be, fail to pay them back. Parent has promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of Parent’s property, Parent must comply with those restrictive covenants. Parent would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that Parent owns. (section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we and Parent will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets. Also, these conditions will apply only if we or Parent, as the case may be, wish to merge or consolidate with another entity or convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety. We and Parent will not need to satisfy these conditions if we or Parent enter into other types of transactions, including any transaction in which we or Parent, as the case may be, acquire the stock or assets of another entity, any transaction that involves a change of control but in which we or Parent, as the case may be, do not merge or consolidate and any transaction in which we or Parent, as the case may be, convey, transfer or lease less than all of our or Parent’s, as the case may be, properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our or Parent’s credit rating, may reduce Parent’s operating results or may impair Parent’s financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;
•release Parent from its obligations in respect of the guarantee of any debt security or modify Parent’s obligations thereunder in any manner materially adverse to holders of such debt security, in each case other than in accordance with the indenture;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;
•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition of a guarantee, the release of a guarantee (other than the Parent guarantee), corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to the Restrictive Covenants” at the end of this subsection.
Restrictions on Secured Debt. Some of Parent’s property may be subject to a mortgage or other legal mechanism that gives Parent’s lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over Parent’s general creditors if Parent fails to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, Parent promises that neither Parent nor its domestic subsidiaries will incur any new secured debt that is secured by a lien on any of Parent’s or its domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of Parent’s domestic subsidiaries that own or lease a principal domestic manufacturing property, unless Parent grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
Parent does not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of Parent’s consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and Parent can disregard this secured debt when Parent calculates the limits imposed by this restriction. These types of liens are:
•liens on the property of any of Parent’s domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became Parent’s domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•liens in favor of Parent or its domestic subsidiaries;

•liens in favor of U.S. governmental bodies that Parent granted in order to assure Parent’s payments to such bodies that Parent owes by law or because of a contract Parent entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time Parent acquired them, including property Parent may acquire through a merger or similar transaction, or that Parent granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
Parent and its subsidiaries may have as much unsecured debt as they may choose. (section 1006)
Restrictions on Sales and Leasebacks. Parent promises that neither Parent nor any of its domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless Parent complies with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between Parent or a domestic subsidiary and a bank, insurance company or other lender or investor where Parent or the domestic subsidiary sells a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and Parent or any of its domestic subsidiaries’ leases the property back from the lender.
Parent can comply with this restrictive covenant in either of two ways:
•First, Parent will be in compliance if Parent or its domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.
•Second, Parent can comply if Parent retires an amount of Parent’s or any of its domestic subsidiaries’ funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that Parent or any of its domestic subsidiaries leases in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt Parent or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Parent and one of its domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to the Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on Parent’s most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

•A “domestic subsidiary” means any of Parent’s subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing Parent’s operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which Parent and/or one or more of its other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that Parent uses primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of Parent’s consolidated net tangible assets, other than a building, structure or other facility that Parent’s board of directors has determined is not of material importance to the total business that Parent and its subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. We can legally release ourselves and Parent from any payment or other obligations on the debt securities of a series and Parent’s related guarantee thereof if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we or Parent must do the following, among other things:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that (x) there has been a change in the applicable U.S. federal income tax law or (y) we or Parent have received from, or there has been published by, the IRS a ruling, in either case, to the effect that, and based thereon such opinion shall confirm that, you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us or Parent for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. We or Parent can make or cause to be made the same type of deposit described above and we and Parent can be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we or Parent must do or cause to be done the following:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S.

government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Parent’s promises regarding conduct of its business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us and Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our or Parent’s bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•Failure to pay the principal or any premium on a debt security of your series on its due date.
•Failure to pay interest on a debt security of your series within 30 days of its due date.
•Failure to deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We or Parent, as the case may be, remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we or Parent, as applicable, receive a notice of default stating we are or Parent is in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We or Parent file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Parent’s guarantee of the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or Parent denies or disaffirms in writing its obligations under its guarantee, other than in accordance with the terms thereof or upon release of the guarantee in accordance with the indenture.
•Any other event of default described in the prospectus supplement occurs. (section 501)

Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of one of our officers certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)
Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for Parent and its affiliates in the ordinary course of business.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle voting if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, i.e., those who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because we issued the debt securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of debt securities. For information regarding DTC, see “—Considerations Relating to DTC.”
Any person wishing to own a debt security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your debt securities only in the form of global securities.
Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of debt securities and instead will deal only with the depository that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:
•You cannot have debt securities registered in your own name.
•You cannot receive physical certificates for your interest in the debt securities.
•You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders.”
•You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.
•The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.
•Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
•The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.
Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the debt securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the debt securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders.”
The special situations for termination of a global security are:
•When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,
•When we notify the trustee that we wish to terminate the global security, or
•When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed under “Description of Debt Securities Parent May Offer—Default and Remedies—Events of Default” and “Description of Debt Securities MSD Netherlands May Offer—Default and Remedies—Events of Default.”
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular debt securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders. (sections 204 and 305)
Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
In instances in which a vote is required, generally, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions and payments on the securities will be made by the trustee to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of DTC, and disbursements of such payment to the beneficial owners will be the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
We may sell debt securities:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through dealers or agents; and
•directly to investors.
The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.
We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.
Any underwriter or agent involved in the offer and sale of any debt securities will be named in the prospectus supplement.
Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.
Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may, but are not required to, list a particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.
In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Underwriters, dealers and agents may engage in transactions with or perform services for us and our affiliates in the ordinary course of their businesses.

VALIDITY OF DEBT SECURITIES
Unless otherwise specified in a prospectus supplement, the validity of the debt securities and guarantees will be passed upon for us by Jennifer Zachary, our Executive Vice President and General Counsel, and for MSD Netherlands by Loyens & Loeff N.V. as to matters of Dutch law. As of May 8, 2024, Ms. Zachary owned, directly and indirectly, 29,234.177 shares of our common stock and options to purchase 198,223 shares of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The Company is a reporting company under the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the Commission. MSD Netherlands does not and will not file separate reports with the Commission. The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. The public can obtain any documents that the Company files electronically with the Commission at the Commission’s website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., Rahway, N.J., USA, 126 East Lincoln Avenue, Rahway, NJ 07065, (908) 740-4000.
Parent and MSD Netherlands have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to the registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents incorporated by reference through the Commission’s website as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, filed by the Company with the Commission (File No. 001-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (b) our Amendment No. 1 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2023; (c) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; (d) our Proxy Statement on Schedule 14A filed with the Commission on April 11, 2024, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (e) our Current Reports on Form 8-K filed on February 1, 2024 (solely with respect to Item 2.05) and February 20, 2024.
Also, all documents filed by the Company with the Commission under File No. 001-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the relevant offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:
Merck & Co., Inc., Rahway, N.J., USA
126 East Lincoln Avenue
Rahway, NJ 07065 USA
908-740-1825
Attention: Office of the Secretary
We have a website that is located at www.msd.com. Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus. You may view a copy of any document incorporated by reference into this prospectus through the Commission’s website, www.sec.gov.

ENFORCEMENT OF JUDGMENTS
MSD Netherlands is incorporated under the laws of the Netherlands. The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by any court in any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the foreign court rendering that judgment has been based on an internationally acceptable ground and (d) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands, which, inter alia, entails that the judgment is enforceable in accordance with the laws of its country of origin. According to the Dutch Supreme Court (Hoge Raad), this will, inter alia, be lacking when an appeal has been filed which suspends the enforceability of the foreign judgment, when the foreign judgment was annulled by an appellate court and when the foreign judgment specifies it can only be enforced during a certain period that has expired or not yet commenced.
Subject to the to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The enforcement and recognition of judgments of U.S. courts in the Netherlands are subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in euros at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

€3,400,000,000
MSD Netherlands Capital B.V.
(incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) in the Netherlands with its official seat (statutaire zetel) in Haarlem, the Netherlands)
Guaranteed on an unsecured senior basis by Merck & Co., Inc., Rahway, N.J., USA
€850,000,000 3.250% Notes due 2032
€850,000,000 3.500% Notes due 2037
€850,000,000 3.700% Notes due 2044
€850,000,000 3.750% Notes due 2054

Joint Book-Running Managers
Citigroup
BNP PARIBAS
Deutsche Bank
Co-Managers
HSBC
Mizuho
Santander
BBVA
DNB Markets
Société Générale Corporate & Investment Banking
SMBC
US Bancorp
Wells Fargo Securities
Drexel Hamilton
Penserra Securities LLC
R. Seelaus & Co., LLC
Siebert Williams Shank

May 16, 2024